Exhibit 99.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in: A) Amendment No. 2 to the Rule 13E-3 Transaction Statement of Royal Precision, Inc. and the additional filing persons (File no. 5/53445); B) the Rule 14c - 101 Information Statement of Royal Precision, Inc. to be filed December 5, 2002; and C) the Registration Statements (Form S-8 Nos. 333-35605, 33-66381, and 333-47466) pertaining to: (1) the FM
Precision Golf Corp. 1997 Stock Option Plan, Royal Grip, Inc. 1993 Stock Option Plan, Non-Employee Directors Stock Option Plan and Non-Employee Director Option Plan and Options issued pursuant to individual contracts with employees and consultants of Royal Grip, Inc.; (2) the Royal Precision, Inc. Stock Option Plan; and (3) the Royal Precision, Inc. 1997 Stock Option Plan of our report dated August 16, 2002, except for note 20 as to which the date is December 4, 2002 with respect to the consolidated financial statements and schedule of Royal Precision, Inc. and subsidiaries included in the Annual Report (Form 10-K/A-2) of Royal Precision, Inc. for the year ended May 31, 2002 and to the references to us under the caption "Auditors" in the above referenced Rule 14c - 101 Information Statement.

                                             /s/ Ernst & Young LLP

Hartford, Connecticut
December 4, 2002